Exhibit 99.1

Montpelier Re Records Excellent First Quarter 2003 – Expects to Report Diluted Earnings Per Share Between $1.48 and $1.58.

Hamilton, Bermuda, April 21, 2003 — Montpelier Re Holdings Ltd. (NYSE: MRH) today announced that it expects to report first quarter diluted earnings per share between $1.48 and $1.58.

Anthony Taylor, President and Chief Executive Officer, noted that: “Our preliminary review indicates that the first quarter of 2003, like the preceding fourth quarter of 2002, was an excellent one for us. Our strong results are primarily due to minimal reported losses during the quarter, combined with reductions in losses reported in 2002.”

As the Company has previously stated, its earnings by quarter are likely to be variable, and will be influenced by the occurrence or non-occurrence of large losses. Therefore, the preliminary review of first quarter earnings should not be viewed as predictive of future quarters or earnings for the full year.

Montpelier Re expects to release its first quarter results following the market close on Wednesday, April 30th and discuss its results in a conference call scheduled for Thursday, May 1st at 8:30 a.m. Eastern Standard Time.

The presentation will be available via a live audio webcast accessible through the Company’s investor section of its website at www.montpelierre.bm, or via telephone by dialing (888) 482-0024 (toll-free) or (617) 801-9702 (international) and entering the pass code: 311053. A telephone replay of the conference call will be available through May 8th, 2003 by dialing 888-286-8010 (toll-free) or 617-801-6888 (international) and entering the pass code: 89458712.

Montpelier Re Holdings Ltd., through its operating subsidiaries, is a premier provider of global specialty property reinsurance products. Its subsidiary, Montpelier Reinsurance Ltd., is rated “A-” (Excellent) by A.M. Best Company and both were founded in December 2001. During the 12 months ended December 31, 2002, the Company underwrote $607.7 million in gross premiums. Shareholders’ equity at December 31, 2002 was $1.25 billion. Additional information can be found at www.montpelierre.bm.

Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995:

This press release contains, and the Company may from time to time make, written or oral “forward-looking statements” within the meaning of the U.S. federal securities laws. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

All forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control that could cause actual results to differ materially from such statements. Important events that could cause the actual results to differ include, but are not necessarily limited to, our short operating history; our dependence on principal employees; the cyclical nature of the reinsurance business; the levels of new and renewal business achieved; the possibility of severe or unanticipated losses from natural or man-made catastrophes; the impact of terrorist activities on the economy; our reliance on reinsurance brokers; the impact of currency exchange rates and interest rates on our investment results; competition in the reinsurance industry and rating agency policies and practices. In addition, due in part to these assumptions and factors, any projections of growth in our gross written premium, net earned premium, revenues or other similar financial information would not necessarily result in commensurate levels of underwriting and operating profits. The Company’s forward-looking statements concerning market observations could be affected by changes in demand, pricing and policy terms and competition. For a more detailed description of these uncertainties and other factors, please see the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

CONTACT:
Media and Investor Relations: Montpelier Re Holdings Ltd.
Keil Gunther: (441) 296-5550